Exhibit 23.4

中国江苏省无锡市滨湖区旭天科技园36号5楼 邮政编码：214000

5F, Building 36, Xutian Tec-Park, Binhu District, Wuxi, Jiangsu, P.R.China.

电话/Tel: (0510) 8355 3777

Consent Letter

January 27, 2025

To:

Mingteng International Corporation Inc. (the “Company”)

Lvhua Village, Luoshe Town,

Huishan District, Wuxi,

Jiangsu Province, People’s Republic of China

Dear Sir/Madam,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We hereby consent to the use of this consent as an exhibit to the registration statement on Form F-1, as amended (the “Registration Statement”), to be filed by the Company with the U.S. Securities and Exchange Commission, on or about January 27, 2025. We further consent to the use of our name and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.

Yours faithfully,

/s/ Jiangsu Junjin Law Firm
Jiangsu Junjin Law Firm